UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

(a)           On March 25, 2005, Ceridian Corporation (the “Company”) entered into a mutual termination agreement (the “Mutual Termination Agreement”) with Robert H. Ewald, former Executive Vice President and President of Ceridian Human Resource Solutions, who resigned from the Company’s Board of Directors and as an officer of the Company effective January 10, 2005.  The Mutual Termination Agreement terminates the Executive Employment Agreement (the “Executive Employment Agreement”), dated July 21, 2003, between Mr. Ewald and the Company, with Mr. Ewald’s employment deemed terminated as of April 1, 2005 (the “Termination Date”).  The terms of the Executive Employment Agreement are described below under Item 1.02 and are incorporated herein by reference.

Pursuant to the terms of the Mutual Termination Agreement, and consistent with the terms of the Executive Employment Agreement applicable in the event of termination of employment by the Company without cause, within 15 days after the Termination Date, the Company will pay Mr. Ewald (i) a lump sum payment of $44,999.99, representing 26 days of Mr. Ewald’s base annual salary (the number of days of Mr. Ewald’s annual base salary remaining to complete payments equal to 75 days of his annual base salary), (ii) a lump sum payment of $900,000, representing two years of Mr. Ewald’s base salary and (iii) a lump sum payment of $50,000, representing two years of Mr. Ewald’s annual perquisite supplement cash adder, in each case, subject to applicable withholdings.  Furthermore, Mr. Ewald was eligible to be considered for an annual incentive bonus for 2004 under all of the Company’s applicable annual bonus plans (no bonus awards were made under those plans to Mr. Ewald for 2004) and will receive a credit of up to $20,000 for expenses incurred in connection with his use of outplacement counseling services, his purchase of certain equipment or his receipt of financial and/or tax planning services.  The Mutual Termination Agreement also confirms the treatment of stock options and restricted stock awards granted to Mr. Ewald since 1998 in his capacity as a director and since 2003 in his capacity as an employee of the Company and discusses Mr. Ewald’s post-termination participation in the Company’s Savings and Investment (401(k)) Plan, Deferred Compensation Plan and Supplemental Executive Retirement Plan consistent with the terms of those awards and plans.  The Mutual Termination Agreement also contains provisions regarding the treatment of certain of Mr. Ewald’s other employee benefits, such as insurance, payment for unused vacation and health and dental coverage, following the Termination Date.  In connection with pending and threatened litigation and claims involving the Company (“Company Litigation”), the Mutual Termination Agreement provides for (i) cooperation by Mr. Ewald with the Company, (ii) indemnification and advancement of expenses by the Company to Mr. Ewald in accordance with the Company’s charter, Mr. Ewald’s existing indemnification agreement with the Company and applicable law and (iii) subject to certain conditions, provision by the Company, at its expense, of legal counsel to represent Mr. Ewald in Company Litigation or, in the event of a conflict of interest between the Company and Mr. Ewald, reimbursement by the Company of attorneys’ fees and costs charged by a separate legal counsel selected by Mr. Ewald.  The Mutual Termination Agreement also contains customary confidentiality and non-compete provisions and provides for the release of claims by Mr. Ewald against the Company.  A copy of the Mutual Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(b)           On March 31, 2005, the Company amended its $350 million domestic revolving credit facility (“Credit Facility”) and $150 million Comdata receivables securitization facility (“Securitization Facility”) to allow additional time to deliver its Form 10-K for the year ended December 31, 2004 to its lenders through April 30, 2005, without the delayed delivery constituting a default under these agreements.  The amendments also provide that the Company, in performing certain calculations required under the Credit Facility and Securitization Facility, will use current generally accepted accounting principles, which will eliminate the Company’s prior practice of amortizing goodwill.

The amendment to the Credit Facility is among the Company, Bank of America, N.A., as administrative agent, and the several other financial institutions that are party to the Credit Facility.  The amendment to the Securitization Facility is among the Company, Comdata Funding Corporation, Comdata Network, Inc., Jupiter Securitization Corporation, and JPMorgan Chase Bank, N.A.  JPMorgan Chase Bank, N.A. is also a party to the Credit Facility.

Item 1.02.               Termination of a Material Definitive Agreement.

As described above under Item 1.01, in connection with Mr. Ewald’s resignation from the Company’s Board of Directors and as an officer of the Company effective on January 10, 2005 and his termination of employment by the Company without cause, the Company entered into the Mutual Termination Agreement with Mr. Ewald on March 25, 2005 which terminated the Executive Employment Agreement.

The initial term of the Executive Employment Agreement was to expire on the later of July 21, 2006 or two years after a change of control of the Company occurring before the expiration of the agreement.  The Executive Employment Agreement automatically renewed for successive additional one-year terms on each anniversary date of the agreement.  The Executive Employment Agreement provided that if the Company terminated Mr. Ewald without cause and a release of claims was signed, Mr. Ewald would be entitled to receive a lump sum payment equal to 75 days of his annual base salary, two years’ base salary and annual cash adder allowance and a proportionate share of the annual incentive bonus he would otherwise have received if he had remained employed with the Company for the full year in which termination occurred.  If Mr. Ewald were terminated following a change of control of the Company, he would be entitled to receive a lump sum payment equal to (i) the prorated portion of his bonus that was earned at “target” levels for the year termination occurred and (ii) three times the following:  twelve months’ base salary; any bonus he would have received under all applicable bonus plans for the year in which the termination occurred had “superior” goals been achieved; amount of the annual cash expense allowance; and highest annual amount of 401(k) Restoration Match made by the Company into the Deferred Compensation Plan in the last three years.  In addition to the lump sum payment, Mr. Ewald would receive “gross-up” payments to put him in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.  Also, following a change of control termination, Mr. Ewald would receive until age 65 similar group health and welfare benefits as he received immediately prior to the change of control.  The Executive Employment Agreement also contained provisions providing payments if termination of Mr. Ewald occurred due to death or disability.  A copy of the Executive Employment Agreement was filed as Exhibit 10.02 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 and is incorporated herein by reference.  The payments and other conditions relating to the termination of the Executive Employment Agreement are described above under Item 1.01 and are incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(c)           Exhibits

10.1	Mutual Termination Agreement, dated March 25, 2005, between Ceridian Corporation and Robert H. Ewald.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: March 31, 2005

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

10.1	Mutual Termination Agreement, dated March 25, 2005, between Ceridian Corporation and Robert H. Ewald.	Filed electronically